Exhibit 10.4
SECOND AMENDMENT TO
TRANSPORTATION SERVICES AGREEMENT

THIS SECOND AMENDMENT TO TRANSPORTATION SERVICES AGREEMENT (the “Amendment”) is effective as of January 1, 2017, by and between HARDIN STREET TRANSPORTATION LLC, a Delaware limited liability company (“HST”), and MARATHON PETROLEUM COMPANY LP, a Delaware limited partnership (“MPC”), both referred to jointly as the “Parties” and each individually as a “Party”.

WITNESSETH

WHEREAS, HST and MPC entered into that certain Transportation Services Agreement dated January 1, 2015 (“Agreement”), whereby MPC desired to move Commodities on the HST Pipeline Systems;

WHEREAS, the Agreement was amended via a First Amendment dated December 1, 2016 which removed certain Pipeline Systems from the Agreement;

WHEREAS, the Parties now desire to amend the Agreement to modify the Term as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants set forth hereinafter, MPC and HST agree to amend the Agreement as follows:

1.	Section 2 labeled “Effective Date and Term” shall hereby be deleted in its entirety and replaced with the following:

2.    Effective Date and Term

2.1     This Agreement is effective January 1, 2015 (the “Effective Date”).

2.2 This Agreement shall be effective for a time period commencing on the Effective Date and shall continue through December 31, 2026 (the “Initial Term”). This Agreement
shall continue for two (2) additional four (4) year renewals (each an “Extension Period”)
unless either Party provides the other Party with written notice of its intent to terminate at least six (6) months prior to the end of the Initial Term or the then-
current Extension Period. The Initial Term and all Extension Periods, if any, shall be referred to in this Agreement collectively as the “Term”.

2. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

3.
This Amendment may be executed in one or more counterparts, and in both original form and one or more photocopies, each of which shall be deemed to be an original, but all of which together shall be deemed to constitute one and the same instrument.

4.	Except for the provisions of the Agreement specifically addressed in this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, HST and MPC have caused this Amendment to be duly executed, all as of the date set forth above.

Marathon Petroleum Company LP		Hardin Street Transportation LLC
By: MPC Investment LLC, its General Partner

By:	/s/ C. M. Palmer	By:	/s/ Craig O. Pierson

Name:	C. M. Palmer	Name:	Craig O. Pierson

Title:	Sr. V.P. Supply Distribution and Planning	Title:	President